UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2021

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.001 par value	COSM	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 15, 2019, the Company entered into a Securities Purchase Agreement with Hudson Bay Capital (“Hudson”), as amended on March 23. 2020 and September 23, 2020. Upon the closing of this financing, on May 17, 2019, the Company issued for a purchase price of $1,500,000 in principal amount a Senior Convertible Note (the “May 2019 Note”) to Hudson.

As of December 31, 2019, the Company had a principal balance $1,500,000 on the May 2019 Note and the Company had accrued $25,334 in interest expense.

As of December 31, 2020, the Company had a principal balance $907,000 on the May 2019 Note and the Company had accrued $15,420 in interest expense.

As of September 30, 2021, the Company had a principal balance $378,000 on the May 2019 Note and the Company had accrued $9,570 in interest expense.

As of November 16, 2021 Company paid the entire balance of the May 2019 Note.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: November 17, 2021	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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